As filed with the Securities and Exchange Commission on May 22, 2009

Registration No.  333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	5812	63-0475239
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	150 West Church Avenue Maryville, TN 37801 (865) 379-5700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scarlett May Vice President, General Counsel and Secretary Ruby Tuesday, Inc. 150 West Church Avenue Maryville, TN 37801 (865) 379-5700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Richard A. Drucker Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  __________
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐  __________
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $ 0.01 per share
Preferred Stock, par value $ 0.01 per share
Debt Securities
Total			$300,000,000	$16,740

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $300,000,000 together with the other securities issued hereunder.

(2)
The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Issued May 22, 2009

$300,000,000
RUBY TUESDAY, INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES

We may offer from time to time common stock, preferred stock and debt securities.  Specific terms of these securities will be provided in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “RT.”

Investing in the securities involves risks.  See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                                , 2009.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted.  This prospectus only provides you with a general description of the securities to be offered.  Each time we sell securities described in this prospectus, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission (“SEC”).  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, therefore, file reports and other information with the SEC.  Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries.  If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should not assume that the information in or incorporated by reference in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each such document.  Our business, financial condition, results of operations and prospects may have changed since then. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

In this prospectus, “Ruby Tuesday,” the “Company,” “we,” “us” and “our” refer to Ruby Tuesday, Inc. and its wholly-owned subsidiaries unless otherwise indicated or the context suggests otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in the securities. You should read this entire prospectus carefully, including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus.

Overview

Our mission is to be the best of the bar-grill sector of the restaurant industry by delivering to our guests a high quality casual dining experience with compelling value.  Ruby Tuesday restaurants operate in the higher end of the bar and grill segment of casual dining.  As of March 3, 2009, we owned and operated 671 casual dining restaurants, located in 27 states and the District of Columbia, our franchise partnerships operated 119 restaurants and traditional franchisees operated 54 domestic and 58 international restaurants.  In addition, we operate two Wok Hay full service Asian restaurants. The Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic and Midwest of the United States; we consider these regions to be our core markets.

Ruby Tuesday restaurants offer simple, fresh American dining with a wide variety of appetizers, handcrafted burgers, a garden bar, which offers up to 44 items, steaks, fresh chicken, crab cakes, salmon, tilapia, fork-tender ribs, and more.  Burger choices include such items as beef, bison, turkey, chicken, and crab.  Entree selections typically range in price from $6.99 to $18.99.  Where appropriate, we also offer our RubyTueGo curbside service and a delivered-meals catering program for businesses, organizations, and group events at both Company-owned and franchised restaurants.

Brand Reimaging

Casual dining is intensely competitive with respect to prices, services, convenience, locations, and the types and quality of food.  We compete with other food service operations, including locally-owned restaurants, and other national and regional restaurant chains that offer the same or similar types of services and products as we do. Four years ago, our analysis of the bar and grill sector of casual dining indicated that many of the concepts, including Ruby Tuesday, were not clearly differentiated.  We believed that as the sector matures this lack of differentiation would make it increasingly difficult to attract new guests to all but the largest companies. Consequently, in response to this analysis, we developed “brand strategies” focusing on Uncompromising Freshness and Quality (high-quality menu items), Gracious Hospitality (guest service), and 5-Star Facilities (the look and atmosphere of our restaurants) in order to create clear differentiation between the Ruby Tuesday brand and our competitors. Later, we added Compelling Value to our strategic focus in response to the difficult operating and consumer environment.  We believe that Ruby Tuesday, as a result of these investments, is now well positioned for the future as a fresh, new brand that could have a significant advantage when compared to many competitive traditional bar-grill brands that have not received the same level of investment.

Uncompromising Freshness and Quality.  Our first initiative to reimage our brand focused on our food, with an initial emphasis on our burgers.  Our burgers are now made from 100% choice, fresh, never frozen, beef and served with crisp leaf lettuce, and fresh, cold pack pickles on an artisan bun.  We then turned our attention to virtually every other item on our menu, with an emphasis on fresh.  For example, our chicken breasts are fresh, not frozen, all natural, and contain no growth hormones.  We added several new differentiated high quality menu items such as crab cakes made from fresh jumbo lump crab meat and fresh, made-to-order guacamole.  We also upgraded our non-alcoholic and alcoholic beverage offerings.  For example, we make zero-proof drinks to-order from fresh berries and fresh lemon, mango, and pomegranate juices.  Our cocktails are made with premium call-brand spirits and we offer an array of craft beers.  The result of this initiative is that our food ratings are the highest ever.

Gracious Hospitality.  The second phase of our reimaging was to implement a new service system to enable our servers to focus more attention on the guest.  We upgraded our team selection process, image, and overall performance standards, as well as training.  Servers are now assisted by service support staff (Quality Service Specialists) similar to those found in higher-end restaurants.

5-Star Facilities.  After implementing our enhanced food and service initiatives, we were ready to invest in the most capital intensive aspect of our reimaging program -- the creation of a fresh new look for our restaurants.  Over a 15-month time frame ending in late fiscal 2008, we reimaged approximately 650 Company-operated restaurants at a cost of approximately $62 million, excluding charges to accelerate depreciation and write off existing assets. The result is that our restaurants now have a contemporary appearance aided by the elimination of dated elements such as Tiffany-style lamps and antiques and artifacts that adorned the walls.

Compelling Value.  We believe our guests perceive “value” as a combination of the quality of the food, service, restaurant atmosphere, menu variety and price.  We also believe that the influence price has on value varies depending on the overall economic environment, among other factors.  When we started our brand reimage, we believed price to be a secondary consideration to the other factors above.  However, as the economy weakened, price became increasingly important to our guests.  With an average check in the $12 range, we believe our menu pricing provides good value, and based on our internal research, the value ratings our guests ascribe to us are the highest ever.

Recent Initiatives to Improve Sales, Cash Flow, and Profitability

While we were in the process of implementing our brand strategies, consumer spending came under pressure for a variety of reasons, and further weakened in the fourth quarter of calendar 2008.  The casual dining segment of the restaurant industry began to experience a more difficult operating environment and our same-restaurant sales declined substantially.  Following a thorough analysis of our company and strategies, we took several actions to address our sales performance and improve our cash flow and profitability.  In particular, we tested and implemented sales initiatives primarily through the menu and marketing programs, reviewed our Company-operated restaurant portfolio and decided to close 70-75 restaurants, and lowered costs by what we believe will be $45-50 million annualized, including savings from closed restaurants.  These cost savings are in addition to approximately $15 million of savings we implemented in prior quarters.

Sales Initiatives.  Our sales initiatives focus primarily on two areas, menu and marketing.  The menu is centered around our emphasis on high quality and everyday value.  For example, in our third fiscal quarter of 2009 we included “endless fries” with our burgers.  Also, nine of our 14 Specialties and Premium Seafood items offer a complete meal for less than $12 and we offer 40 meals for under $10.  We measure our guests’ perception of our value several times a year and will modify menu items to enhance their ratings if necessary.

We have evolved our marketing strategy to focus on four pillars: media, promotion, internet, and community-based programs in contrast to our prior more system-wide approach.  Part of this strategy is greater promotional activity with a local market focus.  We are expanding our internet activities as well as community-based programs, and are evaluating programs to increase sales during off-peak times.  Our main focus is on increasing guest traffic.

Restaurant Closings. During our second quarter of fiscal 2009 we conducted a thorough analysis of all our Company-operated restaurants based on profitability, brand image, location, and other factors.  On the basis of this review, we identified 73 restaurants to close, 43 of which we closed in the third quarter of fiscal 2009, with the remaining 30 to be closed over the next several years as their leases expire.  We incurred charges, non-cash insofar as they relate to impairments, of $26 million in our second quarter and $11 million in our third quarter largely related to these 73 restaurants.  The 43 restaurants closed in the third quarter were expected to lose approximately $6 million pretax over the next year.  We normally close 10-15 restaurants a year, so this analysis yielded an additional 20-30 to be closed over the next three to four years.

Cost Savings.  In the last several quarters, we took actions expected to result in an estimated $45-50 million of pretax annualized cost savings.  Labor savings at the restaurant and field supervisory level account for approximately one-half of the total, food and other operating cost savings at the restaurant and field level account for approximately one-quarter of the savings, and corporate and other savings, including the elimination of the previously-mentioned operating losses anticipated to have been generated by the restaurants we have closed, account for the remainder.

Recent Operating Results

Our operating results began to reflect the benefit of some of the actions we have taken in the third quarter of fiscal 2009.

Same-Restaurant Sales.  The rate of decline in same-restaurant sales decelerated in the third quarter to 6.8%, from 10.8% in the first half of the fiscal year, with a slower rate of decline in each consecutive period of the quarter.  We believe this improving trend primarily reflects the change in our marketing approach.  Our sales trends also improved relative to those of our principal competitors as measured by Knapp Track, an independent industry benchmark.  Both our same-restaurant sales and guest counts declined at a rate essentially in line with the Knapp Track index, after several quarters of underperformance.

Pretax Income.  Our quarterly pretax income, while down as compared to the prior year based on United States generally accepted accounting principles, was up for the first time in two years exclusive of closures and impairment expenses and non-recurring items.

Debt Pay-Down.  We paid down $40 million of debt during the third quarter, largely from cash flow, bringing our year-to-date debt pay-down to $80 million. We expect to pay down $90-100 million of debt in fiscal 2009.

Debt Covenants.  We were in compliance with our debt covenants and our leverage ratio was 3.91, versus the maximum allowed of 4.25, as of the end of the third quarter.  Beginning April, 2009, the interest rate spread charged on our bank debt versus LIBOR was reduced to 250 basis points, from 350 basis points, because this ratio was below 4.0.

Long-Term Opportunity

We believe our reimaging and recent actions have strengthened our competitive position for the following reasons:

Strong Operations.  Based on our internal research, our guest satisfaction scores for our food quality, value, and service are at record levels.  Management and hourly labor turnover is at or near all-time lows, reducing training costs and resulting in a more established work force.  These factors, along with our marketing focus, are contributing to our improving same-restaurant sales and traffic trends.

Free Cash Flow Generation.  We generate substantial free cash flow, which we define as the net amount remaining when purchases of property and equipment are subtracted from net cash provided by operating activities.  For example, we estimate that we will generate $68.0 to $72.0 million of free cash flow in fiscal 2009, of which $55.3 million was generated in the first three quarters.  A substantial portion of our fiscal 2009 and fiscal 2010 free cash flow, including all of the free cash flow for fiscal 2009 year-to-date, will be dedicated to the reduction of debt.  Over a longer period of time, this cash flow provides us with the flexibility to repay debt, reinvest in our business through internal development or acquisitions, and/or provide a return to shareholders through dividends and/or share repurchases.  Our loan agreements do not allow dividends or share repurchases until our debt/EBITDAR ratio is below 3.0 for two consecutive quarters.

Updated, Differentiated Brand.  Our reimaging program begun four years ago has resulted in a differentiated brand that we believe is positioned well for the future and to take market share when consumer sentiment improves.

Our History

The first Ruby Tuesday® restaurant was opened in 1972 in Knoxville, Tennessee near the campus of the University of Tennessee.  The Ruby Tuesday concept, which at the time consisted of 16 restaurants, was acquired by Morrison Restaurants Inc.  (“Morrison”) in 1982.  During the following years, Morrison grew the concept to over 300 restaurants with concentrations in the Northeast, Southeast, Mid-Atlantic and Midwest regions of the United States and added other casual dining concepts, including the internally-developed American Cafe® and the acquired Tias, Inc., a chain of Tex-Mex restaurants.  In a spin-off transaction that occurred on March 9, 1996, shareholders of Morrison approved the distribution of two separate businesses of Morrison to its shareholders, Morrison Fresh Cooking, Inc.  and Morrison Health Care, Inc.  In conjunction with the spin-off, Morrison, which was then comprised of the casual dining chains, was reincorporated in the State of Georgia and changed its name to Ruby Tuesday, Inc.

We began our traditional franchise program in 1997 with the opening of one domestically and two internationally franchised Ruby Tuesday restaurants.  The following year, we introduced a program we called our “franchise partnership program,” under which we own 1% or 50% of the equity of each of the franchise partner entities that own and operate Ruby Tuesday franchised restaurants.  We do not own any of the equity of entities that hold franchises under our traditional franchise programs.  As of March 3, 2009, we had 50 franchisees, comprised of 13 franchise partnerships, 17 traditional domestic and 20 traditional international franchisees.

Our Corporate Information

Our principal executive offices are located at 150 West Church Avenue, Maryville, Tennessee 37801 and our telephone number is (865) 379-5700.  We maintain a website at www.rubytuesday.com where general information about us is available.  We are not incorporating the contents of the website into this prospectus.

RISK FACTORS

You should carefully consider the following risks and all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement before deciding to invest in the securities.  If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer.  In such case, the trading price of the securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Operations

Our business and operations are subject to a number of risks and uncertainties.  The risk factors discussed below may not be exhaustive.  We operate in a continually changing business environment, and new risks may emerge from time to time.  We cannot predict such new risks, nor can we assess the impact, if any, of such new risks on our business or the extent to which any risk or combination of risks may cause actual results to differ materially from those expressed in any forward looking statement.

The current economic situation could adversely affect our business, results of operations, liquidity and capital resources.

The U.S. economy is currently undergoing significant slowdown and volatility due to uncertainties related to availability of credit, difficulties in the banking and financial services sectors, softness in the housing market, severely diminished market liquidity, falling consumer confidence and rising unemployment rates.  Our business is dependent to a significant extent on national, regional and local economic conditions, particularly those that affect our guests that frequently patronize our restaurants.  In particular, where our customers’ disposable income available for discretionary spending is reduced (such as by job losses, credit constraints and higher housing, taxes, energy, interest or other costs) or where the perceived wealth of customers has decreased (because of circumstances such as lower residential real estate values, increased foreclosure rates, increased tax rates or other economic disruptions), our business could experience lower sales and customer traffic as potential customers choose lower-cost alternatives or choose alternatives to dining out.  Any resulting decreases in customer traffic or average value per transaction will negatively impact our financial performance, as reduced revenues result in downward pressure on margins.  These factors could reduce our Company-owned restaurants’ gross sales and profitability.  These factors could also reduce gross sales of franchise restaurants, resulting in lower royalty payments from franchisees, and reduce profitability of franchise restaurants, potentially impacting the ability of franchisees to make royalty payments as they become due.  Reduction in cash flows from either Company-owned or franchised restaurants could have a material adverse effect on our liquidity and capital resources.

We may fail to reach our sales goals, which may negatively impact our continued financial and operational success.

We establish sales goals each fiscal year based on a strategy of maintaining and growing same restaurant sales and, where practical, new market development and further penetration of existing markets.  We believe the biggest risk to attaining our growth goals is our ability to maintain or increase restaurant sales in existing markets, which is dependent upon factors both within and outside our control.  Among other factors, these desired increases are dependent upon consumer spending, the overall state of the economy, our quality of operations, and the effectiveness of our marketing.

In an effort to continue moving our brand towards a high quality casual dining restaurant and away from the traditional bar and grill category, we have changed our look and feel, differentiating ourselves with a more contemporary and fresher look.  During fiscal 2007 and 2008, we completed the remodel of substantially all of our Company-owned restaurants.  Many of our franchised restaurants have also been remodeled.  While we believe that the changes were necessary for the long-term success of our Company, they were completed at a time when our guests were facing economic pressures due to rising costs of gasoline, utilities and food.  As a result, we have lost a portion of our bar and grill customer base without gaining significant market share from our high quality casual dining competitors.  To turn around our declining sales we must continue to provide high levels of quality in terms of both food and service and a strong value to our guests.  We must also develop a comprehensive marketing approach that overcomes our disadvantage in advertising dollars relative to some of our competitors.  The risk of inappropriate decisions could further negatively impact our overall sales strategy, and thus continued success.

As mentioned above, one factor integral to our success is our ability to persuade our customers of the compelling value in paying our prices for higher-quality food and guest experience.  To deliver on our promise of “Simple, Fresh, American Dining,” we offer steaks, all fresh chicken, crab, and burgers, an enhanced garden bar, and premium beverages.  If we are not successful at educating our customer about the value and quality of our products or our customers reject our pricing approach, then we may have to change our marketing or pricing strategies which could also negatively impact our growth goals.

Though believed to be a smaller risk than not achieving growth through increased same-restaurant sales because of limited restaurant development, there are risks associated with new restaurant openings, including, but not limited to, finding sites that will support a profitable level of sales and generate returns on investment that exceed our cost of capital, the acceptance of our concept in new markets, and the recruitment of qualified operating personnel.  Although a significant portion of our historical growth has been attributable to opening new restaurants, due to a perceived saturation of the market with casual dining restaurants, we have changed our strategy, such that we do not plan to open any Company-owned restaurants in fiscal 2010.  Our domestic franchisees likewise expect to open fewer restaurants in fiscal 2010.

Once opened, we anticipate new restaurants will take four to six months to reach planned operational profitability due to the associated start-up costs.  We can provide no assurance that any restaurant we or our franchisees open will be profitable or obtain operating results similar to those of our or their existing restaurants nor can we provide assurance that our remodeling efforts will produce incremental sales sufficient to offset the costs of the remodels.

We may be unable to remain competitive because we are a leveraged company with restrictive financial covenants, and any potential inability to meet financial covenants contained in any of our indebtedness or guarantees could adversely affect our liquidity, financial condition, or results of operations.

The amount of debt we carry is significant.  On March 3, 2009, we had a total of $525.3 million in debt and capital lease obligations and guaranteed a further $52.1 million in debt.  The indebtedness requires us to dedicate a portion of our cash flows from operating activities to principal and interest payments, which could prevent or limit our ability to proceed with operational improvement initiatives.

The three most significant loans we have are our revolving credit facility ($347.9 million outstanding at March 3, 2009) (the “Credit Facility”) and our Series A and B senior notes ($78.3 million and $56.5 million, respectively, outstanding at March 3, 2009) (the “Private Placement”).  The Series A and B senior notes mature in fiscal 2010 and 2013, respectively, and we cannot give assurance we will be able to renew the Private Placement at favorable terms, or that we will be able to renew our loans at all.

We also provide a partial guaranty on a $48 million credit facility, which assists franchise partnerships with working capital needs (the “Franchise Facility”).  Under the guaranty, if the Franchise Facility were to be unwound, we could be required to repay the lenders for all then-outstanding borrowings, not just the amounts which would be owed should individual franchises default.  At March 3, 2009, the total amount outstanding under the Franchise Facility was $47.3 million.

On May 22, 2008, we entered into amendments of the Credit Facility, the notes issued in the Private Placement, and the Franchise Facility.  As a result of these amendments, we agreed to not make any further dividend payments or stock repurchases until we achieve certain leverage thresholds for two consecutive fiscal quarters.  Additionally, the amendments limit the amount of our capital expenditures, require prepayments of principal on the Private Placement, and reduce our borrowing capacity on the Credit Facility.  As of March 3, 2009, our original $500.0 million capacity had been reduced to $452.8 million.  The Credit Facility will be reduced by $6.3 million during the remainder of fiscal 2009.  In connection with the amendment to the notes issued in the Private Placement, we also agreed to pay higher quarterly interest rates for the Series A and B senior notes (currently 8.19% and 8.92%, respectively).  Our annual report on Form 10-K for the year ended June 3, 2008, as incorporated by reference herein, contains further information on the terms of these amendments.

While we were successful in negotiating amendments to the Credit Facility, the Private Placement, and the Franchise Facility, if we were to violate any of our covenants in the future and either agreements cannot be reached with our lenders or agreements are reached but we do not meet the revised covenants, our lenders could exercise their rights under the indebtedness and guaranty.

We may not be successful at operating profitable restaurants.

The success of our brand is dependent upon operating profitable restaurants.  The profitability of our restaurants is dependent on several factors, including the following:

•	the hiring, training, and retention of excellent restaurant managers and staff;

•	the ability to timely and effectively meet customer demands and maintain our strong customer base;

•	the ability to manage costs and prudently allocate capital resources;

•	the ability to create and implement an effective marketing/advertising strategy;

•	the ability to leverage sales following the completion of our re-imaging initiative; and

•	the ability to provide menu items with strong customer preference at attractive prices.

The profitability of our restaurants also depends on our ability to adapt the brand in such a way that consumers see us as fresh and relevant.  In addition, the results of our currently high performing restaurants may not be indicative of their long-term performance, as factors affecting their success may change.  Among others, one potential impact of declining profitability of our restaurants is increased asset impairment charges.  This could be significant as property and equipment currently represents 86% of our total assets at March 3, 2009.

The inability of our franchises to operate profitable restaurants may negatively impact our continued financial success.

We operate franchise programs with domestic franchise partnerships and traditional domestic and international franchisees.  In addition to the income (or offsetting the losses) we record under the equity method of accounting from our investment in certain of these franchises, we also collect royalties, marketing, and purchasing fees, and in some cases support service fees, as well as interest and other fees from the franchises.  Further, as part of the franchise partnership program, we serve as partial guarantor for three credit facilities, two of which are no longer active.  The ability of these franchise groups to continually generate profits impacts our overall profitability and our brand image.

Growth within the existing franchise base is dependent upon many of the same factors that apply to our Company-owned restaurants, and sometimes the challenges of opening profitable restaurants prove to be more difficult for our franchisees.  For example, franchisees may not have access to the financial or management resources that they need to open or continue operating the restaurants contemplated by their franchise agreements with us.  In addition, our continued growth is also partially dependent upon our ability to find and retain qualified franchisees in new markets, which may include markets in which the Ruby Tuesday brand may be less well known.  Furthermore, the loss of any of our franchisees due to financial concerns and/or operational inefficiencies could impact our profitability and brand.

Our franchisees are obligated in many ways to operate their restaurants according to the specific guidelines set forth by us.  We provide training opportunities to our franchise operators to fully integrate them into our operating strategy.  However, since we do not have control over these restaurants, we cannot give assurance that there will not be differences in product quality or that there will be adherence to all Company guidelines at these franchise restaurants.  In order to mitigate these risks, we do require that our franchisees focus on the quality of their operations and we periodically visit their restaurants to ensure compliance with Company standards.

Concurrent with these risks, should the financial stability of our franchisees deteriorate and we opt for brand-protective or other reasons to increase our level of support, we could be required to consolidate certain of them under the provisions of Financial Accounting Standards Board Interpretation No. 46(R), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (“FIN 46R”).  We have concluded based on our most recent analyses prepared using financial information obtained from the franchise entities that we are not required as of March 3, 2009 to consolidate any of them under the provisions of FIN 46R.  However, as the U.S. economy continues to falter, we anticipate that we will receive increased requests for financial support from certain of our franchisees, particularly the franchise partnerships.  Should we opt to provide that support, the likelihood we would then be required to consolidate the entities making the requests (most likely those in the weakest financial condition) increases and our financial performance likely would be negatively impacted. Alternatively, should we opt to not provide requested support, our franchisees’ financial struggles could accelerate and possibly, in a worst case, lead certain of them to bankruptcy, at which point we would likely be required to make payments according to the terms of any loans for which we had previously provided a guaranty in addition to payments on any leases subleased to franchisees for which we remain primarily liable.

We may be required to recognize additional closure and impairment charges.

We assess our goodwill, trademarks and other long-lived assets as and when required by generally accepted accounting principles in the United States to determine whether they are impaired.  Based upon our reviews in fiscal 2008, 2007, and 2006 we recorded impairments of $4.3 million, $0.6 million, and $1.5 million, respectively.  In addition, as part of a comprehensive review of our restaurants and other assets, we recorded an additional charge of $37.2 million in the second quarter of fiscal 2009.  This charge was largely attributed to our decision to close 43 restaurants in the third quarter of fiscal 2009 and another 30 over the next several years, and not to develop and sell approximately 40 sites we had previously purchased.  The majority of these charges were for restaurant impairments.

Our normal timing for the annual testing of goodwill is as of the end of our third fiscal quarter. Given our lowered stock price and declines in same-restaurant sales, we have recently been testing for impairment on a quarterly basis. The shortfall of stock price versus our carrying value in the second quarter of fiscal 2009 exceeded that of previous quarters. This, coupled with our continued decline in same-restaurant sales, overall economic conditions and the challenging environment for the restaurant industry, led us to conclude that our goodwill was impaired. As a result, we recorded a charge of $19.0 million during the second quarter of fiscal 2009, representing the full value of the goodwill.  Additionally, during the third quarter of fiscal 2009, we implemented a plan to close 43 restaurants and announced our intention to close an additional 30 restaurants over the next several years.  In addition to the goodwill impairment charge previously mentioned, we recorded an additional $40.1 million in restaurant and other impairments during the first three quarters of fiscal 2009, the majority of which relates to the 73 restaurants identified for closure during the second and third quarter.  If market conditions at either the restaurant or system-wide levels deteriorate, or if operating results decline unexpectedly, we may be required to record additional impairment charges.  Additional impairment charges would reduce our reported earnings for the periods in which they are recorded.

Largely related to our third quarter restaurant closings, we incurred charges of $9.5 million year-to-date to reserve against future lease payments.  We may incur additional charges or receive a credit depending on the outcome of negotiations with our landlords.

Economic, demographic and other changes, seasonal fluctuations, natural disasters, pandemic illness, and terrorism could adversely impact guest traffic and profitability in our restaurants.

Our business can be negatively impacted by many factors, including those which affect the restaurant only at the local level as well as others which attract national or international attention.  Risks that could cause us to suffer losses include, but are not necessarily limited to, the following:

•	economic factors (including economic slowdowns or other inflation-related issues);

•	demographic changes, particularly with regard to dining and discretionary spending habits, in the areas in which our restaurants are located;

•	changes in consumer preferences;

•	changes in federal or state income tax laws;

•	seasonal fluctuations due to the days of the week on which holidays occur, which may impact spending patterns;

•	natural disasters such as hurricanes, tornadoes, blizzards, or other severe weather;

•	concerns and/or unfavorable publicity over health issues such as the impact of the H1N1 influenza A virus, food quality or restaurant cleanliness;

•	effects of war or terrorist activities and any governmental responses thereto; and

•	increased insurance and/or self-insurance costs.

Each of the above items could potentially negatively impact our guest traffic and/or our profitability.

The potential for increased commodity, energy, and other costs may adversely affect our results of operations.

We continually purchase basic commodities such as beef, chicken, cheese and other items for use in many of the products we sell.  Although we attempt to maintain control of commodity costs by engaging in volume commitments with third parties for many of our food-related supplies, we cannot assure that the costs of these commodities will not fluctuate, as we often have no control over such items.  In addition, we rely on third party distribution companies to frequently deliver perishable food and supplies to our restaurants.  We cannot make assurances regarding the continued supply of our inventory since we do not have control over the businesses of our suppliers.  Should our inventories lack in supply, our business could suffer, as we may be unable to meet customer demands.  These disruptions may also force us to purchase food supplies from suppliers at higher costs.  The result of this is that our operating costs may increase without the desire and/or ability to pass the price increases to our customers.

We must purchase energy-related products such as electricity, oil and natural gas for use in each of our restaurants.  Our suppliers must purchase gasoline in order to transport food and supplies to us.  Our guests purchase energy to heat and cool their homes and fuel their automobiles.  When energy prices, such as those for gasoline, heating and cooling increase, we incur greater costs to operate our restaurants.  Likewise our guests have lower disposable income and thus may reduce the frequency in which they dine out and/or feel compelled to choose more inexpensive restaurants when eating outside the home.

The costs of these energy-related items will fluctuate due to factors that may not be predictable, such as the economy, current political/international relations and weather conditions.  Because we cannot control these types of factors, there is a risk that prices of energy/utility items will increase beyond our current projections and adversely affect our operations.

We face continually increasing competition in the restaurant industry for guests, staff, locations, supplies, and new products.

Our business is subject to intense competition with respect to prices, services, locations, qualified management personnel and quality of food.  We compete with other food service operations, with locally-owned restaurants, and with other national and regional restaurant chains that offer the same or similar types of services and products.  Some of our competitors may be better established in the markets where our restaurants are or may be located.  Changes in consumer tastes; national, regional, or local economic conditions; demographic trends; traffic patterns and the types, numbers and locations of competing restaurants often affect the restaurant business.  There is active competition for management personnel and for attractive commercial real estate sites suitable for restaurants.  In addition, factors such as inflation, increased food, labor, equipment, fixture and benefit costs, and difficulty in attracting qualified management and hourly employees may adversely affect the restaurant industry in general and our restaurants in particular.

Food safety and food-borne illness concerns could adversely affect consumer confidence in our restaurants.

We face food safety issues that are common to the food industry.  We work to provide a clean, safe environment for both our guests and employees.  Otherwise, we risk losing guests and/or employees due to unfavorable publicity and/or a lack of confidence in our ability to provide a safe dining and/or work experience.

Food-borne illnesses, such as E. coli, hepatitis A, trichinosis, or salmonella, are also a concern for our industry.  We can and do attempt to purchase supplies from reputable suppliers/distributors and have certain procedures in place to test for safety and quality standards, but we can make no assurances regarding whether these supplies may contain contaminated goods.  In addition, we cannot ensure the continued health of each of our employees.  We provide health-related training for each of our staff and strive to keep ill employees away from food items.  However, we may not be able to detect when our employees are sick until the time that their symptoms occur, which may be too late if they have prepared/served food for our guests.  The occurrence of an outbreak of a food-borne illness, whether at one of our restaurants or one of our competitors, could result in temporary store closings or other negative publicity that could adversely affect our sales and profitability.

Litigation could negatively impact our results of operations as well as our future business.

We are subject to litigation and other customer complaints concerning our food safety, service, and/or other operational factors.  Guests may file formal litigation complaints that we are required to defend, whether or not we believe them to be true.  Substantial, complex or extended litigation could have an adverse effect on our results of operations if it develops into a costly situation and distracts our management.  Employees may also, from time to time, subject us to litigation regarding injury, discrimination and other employment issues.  Suppliers, landlords and distributors, particularly those with which we currently maintain purchase commitments/contracts, could also potentially allege non-compliance with their contracts should they consider our actions to be contrary to our commitments.  Additionally, we are subject to the risk of litigation by our stakeholders as a result of factors including, but not limited to, matters of executive compensation or performance of our stock price.

The cost of compliance with various government regulations may negatively affect our business.

We are subject to various forms of governmental regulations.  We are required to follow various international, federal, state, and local laws common to the food industry, including regulations relating to food and workplace safety, sanitation, the sale of alcoholic beverages, environmental issues, minimum wage, overtime, increasing complexity in immigration laws and regulations, and other labor issues.  The federal minimum wage increased to $5.85 in July 2007, increased again to $6.55 in July 2008 and will once more increase to $7.25 in July 2009.  Further changes in these types of laws, including additional state or federal government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, or a reduction in the number of states that allow tips to be credited toward minimum wage requirements, could harm our operating results.  Also, failure to obtain or maintain the necessary licenses and permits needed to operate our restaurants could result in an inability to open new restaurants or force us to close existing restaurants.

We are also subject to regulation by the Federal Trade Commission and to state and foreign laws that govern the offer, sale and termination of franchises and the refusal to renew franchises.  The failure to comply with these regulations in any jurisdiction or to obtain required approvals could result in a ban or temporary suspension on future franchise sales or fines or require us to rescind offers to franchisees, any of which could adversely affect our business and operating costs.  Further, any future legislation regulating franchise laws and relationships may negatively affect our operations.

Approximately 10% of our revenue is attributable to the sale of alcoholic beverages.  We are required to comply with the alcohol licensing requirements of the federal government, states and municipalities where our restaurants are located.  Alcoholic beverage control regulations require applications to state authorities and, in certain locations, county and municipal authorities for a license and permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays.  Typically, the licenses are renewed annually and may be revoked or suspended for cause at any time.  Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the restaurants, including minimum age of guests and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages.  If we fail to comply with federal, state or local regulations, our licenses may be revoked and we may be forced to terminate the sale of alcoholic beverages at one or more of our restaurants.

In certain states we are subject to “dram shop” statutes, which generally allow a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person.  Some dram shop litigation against restaurant companies has resulted in significant judgments, including punitive damages.  We carry liquor liability coverage as part of our existing comprehensive general liability insurance, but we cannot guarantee that this insurance will be adequate in the event we are found liable in a dram shop case.

As a publicly traded corporation, we are subject to various rules and regulations as mandated by the SEC and the New York Stock Exchange.  Failure to timely comply with these guidelines could result in penalties and/or adverse reactions by our shareholders.

We are dependent on key personnel.

Our future success is highly dependent upon our ability to attract and retain certain key executive and other employees.  These personnel serve to maintain a corporate vision for our Company, execute our business strategy, and maintain consistency in the operating standards of our restaurants.  The loss of our key personnel or a significant shortage of high quality restaurant team members could potentially impact our future growth decisions and our future profitability.

While we maintain an employment agreement with Samuel E. Beall, III, our chief executive officer and founder, the term of this employment agreement ends on July 18, 2010 and may not provide sufficient incentives for him to continue employment with Ruby Tuesday.  While we are constantly focused on succession plans at all levels, in the event his employment terminates or he becomes incapacitated, we can make no assurance regarding the impact his loss could have on our business and financial results.

Changes in financial accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Changes in financial accounting standards can have a significant effect on our reported results and may affect our reporting of transactions completed before the new rules are required to be implemented.  Many existing accounting standards require management to make subjective assumptions, such as those required for stock compensation, tax matters, consolidation accounting, franchise acquisitions, litigation, and asset impairment calculations.  Changes in accounting standards or changes in underlying assumptions, estimates and judgments by our management could significantly change our reported or expected financial performance.

We could be adversely impacted if our information technology and computer systems do not perform properly or if we fail to protect customers’ credit card data.

We rely heavily on information technology to conduct our business, and any material failure, interruption of service, or compromised data security could adversely affect our operations.  While we expend significant resources to ensure that our information technology operates securely and effectively, any security breaches could result in disruptions to operations or unauthorized disclosure of confidential information.  Additionally, if our customers’ credit card information or our employees’ personal data are compromised our operations could be adversely affected, our reputation could be harmed, and we could be subjected to litigation or the imposition of penalties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause our actual results to differ materially from those included in the forward-looking statements, including, without limitation, the following:

•	changes in promotional, couponing and advertising strategies;

•	guests’ acceptance of changes in menu items;

•	guests’ acceptance of our development prototypes and remodeled restaurants;

•	changes in our guests’ disposable income;

•	consumer spending trends and habits;

•	mall-traffic trends;

•	increased competition in the restaurant market;

•	weather conditions in the regions in which Company-owned and franchised restaurants are operated;

•	laws and regulations affecting labor and employee benefit costs, including further potential increases in state and federally mandated minimum wages;

•	costs and availability of food and beverage inventory;

•	our ability to attract qualified managers, franchisees and team members;

•	changes in the availability and cost of capital;

•	impact of adoption of new accounting standards;

•	impact of food-borne illnesses resulting from an outbreak at either Ruby Tuesday or other restaurant concepts;

•	effects of actual or threatened future terrorist attacks in the United States;

•	significant fluctuations in energy prices; and

•	general economic conditions.

You should also specifically consider the numerous risks outlined under “Risk Factors.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.  We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities to reduce our debt and for general corporate purposes.

DESCRIPTION OF COMMON STOCK

The following descriptions are summaries of the material terms of our Articles of Incorporation and Bylaws.  Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Articles of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

As of March 3, 2009 there were 52,805,712 shares of common stock outstanding which were held of record by 3,803 shareholders.  The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  Subject to preferences that may be applicable to any series of outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.  In the event of liquidation, dissolution or winding up of Ruby Tuesday, Inc., the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any series of preferred stock then outstanding.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.

The transfer agent and registrar for our common stock is Bank of New York/Mellon.

Certain provisions of our Articles of Incorporation may be deemed to have anti-takeover effects.  Our Articles of Incorporation provide that we may enter into certain business combinations with an interested stockholder only upon the affirmative vote of holders of not less than 80% of our voting stock.  Such affirmative vote is not required if:

•
the business combination has been approved by 80% of the Company’s continuing directors, either prior or subsequent to the date the interested stockholder obtained the interested stockholder status; or

•	certain price and procedural conditions are met, as further described in our articles of incorporation.

For purposes of the above, an interested stockholder generally is any person who beneficially owns at least 10% of the voting stock of the Company.

DESCRIPTION OF PREFERRED STOCK

The following descriptions are summaries of the material terms of our Articles of Incorporation and Bylaws.  Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Articles of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus.  The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Articles of Incorporation.

Our Board of Directors may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further shareholder action, unless shareholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

All shares of preferred stock offered will be fully paid and non-assessable.  Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise.  This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further shareholder action.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt or subordinated debt from time to time. The terms of any debt securities to be issued and a description of the material provisions of the applicable indenture will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers, or dealers; or

•	through a combination of any of these methods.

We will identify the specific plan of distribution, including any direct purchasers, agents, underwriters, brokers or dealers, and any compensation paid in a prospectus supplement.

VALIDITY OF THE SECURITIES

The validity of the issuance of the securities offered hereby will be passed on for us by Bryan Cave LLP.

EXPERTS

The consolidated balance sheets of Ruby Tuesday, Inc. and subsidiaries as of June 3, 2008 and June 5, 2007, and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended June 3, 2008, and the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of June 3, 2008 have been incorporated by reference herein in reliance upon the reports of  KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the consolidated financial statements refers to changes in the method of accounting for share-based payments due to the adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, as of June 6, 2007 and for defined benefit pension and other postretirement plans due to the adoption of the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87,88, 106, and 132(R) in 2007.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  We incorporate by reference the documents listed below:

(a)	Annual Report on Form 10-K for the year ended June 3, 2008 filed on August 4, 2008;

(b)	Quarterly Reports on Form 10-Q filed on October 9, 2008, January 9, 2009 and April 9, 2009;

(c)	Current Report on Form 8-K filed on July 14, 2008 and December 18, 2008 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01);

(d)	Proxy Statement on Schedule 14A (those portions incorporated by reference into our Form 10-K only) filed on August 20, 2008; and

(e)	Description of our common stock set forth in our registration statement on Form 8-B, filed on March 15, 1996, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost by writing or telephoning the Investor Relations office, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, TN 37801, 865-379-5700.  You may also access the documents incorporated by reference in this prospectus through our website www.rubytuesday.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Amount To Be Paid
Registration fee	$16,740
Transfer agent’s fees	*
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	*

* To be completed by amendment.

Item 14.  Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the “Code”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if such individual conducted himself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful.  Subsection (d) of Section 14-2-851 of the Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14−2−851 of the Code or in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that personal benefit was improperly received by him.

Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Code a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the Code or that it is fair and reasonable to indemnify such director in view of all the relevant circumstances, even if such director has not met the standard of conduct set forth in Section 14-2-851 of the Code, failed to comply with Section 14-2-853 of the Code or was adjudged liable according to Section 14-2-851 of the Code.  However, if such director was adjudged liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.  If the court orders indemnification and/or advance of expenses pursuant to Section 14−2−854 of the Code, the court may also order the corporation to pay the director’s reasonable expenses in obtaining the court ordered indemnification or advance of expenses.

Section 14-2-852 of the Code provides that if a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

Section 14-2-857 of the Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, a resolution of its board of directors or a contract except for liability arising out of conduct that constitutes: (i) appropriation of any business opportunity of the corporation in violation of his duties; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) receipt of an improper personal benefit; or (iv) making distributions in violation of Section 14-2-640 of the Code. Section 14-2-857 of the Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director.  In addition, Section 14−2−857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or by contract.

Article IX of our articles of incorporation and Article XII of our by-laws provide for indemnification of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise.

Item 15.  Recent Sales of Unregistered Securities.

None.

Item 16.  Exhibits and Financial Statement Schedules.

(a)                 The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
3.1	Articles of Incorporation, as amended, of Ruby Tuesday, Inc. (1)
3.2	Bylaws, as amended, of Ruby Tuesday, Inc. (2)
4.1	Specimen Common Stock Certificate. (1)
4.2	Form of Senior Debt Indenture. +
4.3	Form of Subordinated Debt Indenture. +
4.4	Form of Senior Note. +
4.5	Form of Subordinated Note. +
4.6	Form of Preferred Stock Certificate. +
5	Opinion of Bryan Cave LLP.
10.1	Ruby Tuesday, Inc. Executive Supplemental Pension Plan, amended and restated as of January 1, 2007.* (3)
10.2	First Amendment, dated as of April 2, 2008, to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007).* (4)
10.3	Second Amendment, dated as of December 31, 2008 to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007).* (5)
10.4	Morrison Restaurants Inc. Stock Incentive and Deferred Compensation Plan for Directors together with First Amendment, dated as of June 29, 1995.* (6)
10.5	Form of Second Amendment to Stock Incentive and Deferred Compensation Plan for Directors.* (7)
10.6	Form of Third Amendment to Stock Incentive and Deferred Compensation Plan for Directors.* (8)
10.7	Fourth Amendment, dated as of July 8, 2002, to the Stock Incentive and Deferred Compensation Plan for Directors.* (9)
10.8	Fifth Amendment, dated as of July 6, 2005, to the Stock Incentive and Deferred Compensation Plan for Directors.* (10)
10.9	Sixth Amendment, dated as of July 11, 2006, to the Stock Incentive and Deferred Compensation Plan for Directors.* (11)
10.10	Seventh Amendment, dated as of July 11, 2007, to the Stock Incentive and Deferred Compensation Plan for Directors.* (12)
10.11	Ruby Tuesday, Inc. 2003 Stock Incentive Plan (formerly the 1996 Non-Executive Stock Incentive Plan (formerly the Morrison Restaurants Inc. 1993 Non-Executive Stock Incentive Plan)).* (13)
10.12	First Amendment, dated as of July 6, 2005, to the 2003 Stock Incentive Plan.* (14)
10.13	Second Amendment, dated as of July 11, 2006, to the 2003 Stock Incentive Plan.* (15)
10.14	Ruby Tuesday, Inc. 2006 Executive Incentive Compensation Plan.* (16)
10.15
Morrison Restaurants Inc. Deferred Compensation Plan, as restated effective January 1, 1994, together with amended and restated Trust Agreement, dated as of December 1, 1992, to Deferred Compensation Plan.* (17)

Exhibit Number	Description
10.16	Morrison Restaurants Inc. Management Retirement Plan together with First Amendment, dated as of June 30, 1994 and Second Amendment, dated as of July 31, 1995.* (18)
10.17	Form of Third Amendment to Management Retirement Plan.* (19)
10.18	Form of Fourth Amendment to Management Retirement Plan.* (20)
10.19	Form of Fifth Amendment to Management Retirement Plan.* (21)
10.20	Sixth Amendment, dated as of April 9, 2001, to the Ruby Tuesday, Inc. Management Retirement Plan.* (22)
10.21	Seventh Amendment (dated as of October 5, 2004) to the Ruby Tuesday, Inc. Management Retirement Plan.* (23)
10.22	Morrison Retirement Plan, as amended and restated effective January 1, 2005, to reflect the First through Seventh Amendments, respectively.* (24)
10.23	First Amendment dated as of January 9, 2007 to the Morrison Retirement Plan.* (25)
10.24	Second Amendment dated as of February 17, 2009, to the Morrison Retirement Plan.* (26)
10.25	Executive Group Life and Executive Accidental Death and Dismemberment Plan.* (27)
10.26	Morrison Restaurants Inc. Executive Life Insurance Plan.* (28)
10.27	Form of First Amendment to the Morrison Restaurants Inc. Executive Life Insurance Plan.* (29)
10.28	Second Amendment (dated as of January 1, 2004) to the Ruby Tuesday Inc. Executive Life Insurance Plan (formerly the Morrison Restaurants Inc. Executive Life Insurance Plan).* (30)
10.29	Ruby Tuesday Inc. Executive Life Insurance Premium Plan dated as of January 1, 2004.* (31)
10.30	Ruby Tuesday, Inc. 1996 Stock Incentive Plan, restated as of September 30, 1999.* (32)
10.31	First Amendment, dated as of July 10, 2000, to the restated Ruby Tuesday, Inc. 1996 Stock Incentive Plan.* (33)
10.32	Indenture, dated as of April 9, 2001, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (34)
10.33	First Amendment, dated as of February 11, 2002, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (35)
10.34	Second Amendment, dated as of December 9, 2002, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (36)
10.35	Third Amendment, dated as of December 8, 2004, to the Ruby Tuesday, Inc. Salary Deferral Plan (formerly the Morrison Restaurants Inc. Salary Deferral Plan).* (37)
10.36	Fourth Amendment, dated as of December 8, 2005, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (38)
10.37	Fifth Amendment, dated as of December 14, 2006, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (39)
10.38	Sixth Amendment, dated as of July 8, 2008, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (40)
10.39	Seventh Amendment, dated as of December 30, 2008, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (41)
10.40	Ruby Tuesday, Inc. Deferred Compensation Plan Trust Agreement restated as of June 1, 2001.* (42)
10.41	First Amendment, dated as of June 10, 2002, to the Ruby Tuesday, Inc. Deferred Compensation Plan Trust Agreement.* (43)
10.42	Ruby Tuesday, Inc. Restated Deferred Compensation Plan, dated as of November 26, 2002.* (44)
10.43	Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.* (45)
10.44	First Amendment, dated as of December 14, 2006, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.* (46)
10.45	Second Amendment, dated as of July 11, 2007, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.* (47)

Exhibit Number	Description
10.46	Third Amendment, dated as of December 30, 2008, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.* (48)
10.47	Fourth Amendment, dated as of December 31, 2008, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.* (49)
10.48	Form of Non-Qualified Stock Option Award and Terms and Conditions (ESOP).* (50)
10.49	Form of Non-Qualified Stock Option Award and Terms and Conditions (MSOP).* (51)
10.50	Form of Non-Qualified Stock Option Award and Terms and Conditions (Beall).* (52)
10.51	Employment Agreement dated as of June 19, 1999, by and between Ruby Tuesday, Inc. and Samuel E. Beall, III.* (53)
10.52	First Amendment, dated as of January 9, 2003, to Employment Agreement by and between Ruby Tuesday, Inc. and Samuel E. Beall, III.* (54)
10.53	Second Amendment, dated as of July 18, 2008, to Employment Agreement by and between Ruby Tuesday, Inc. and Samuel E. Beall, III.* (55)
10.54	Third Amendment, dated as of July 29, 2008, to Employment Agreement by and between Ruby Tuesday, Inc. and Samuel E. Beall, III.* (56)
10.55	Fourth Amendment, dated as of October 8, 2008, to Employment Agreement by and between Ruby Tuesday, Inc. and Samuel E. Beall, III.* (57)
10.56	Severance Agreement, dated as of January 8, 2009, by and between Ruby Tuesday, Inc. and Mark Ingram.* (58)
10.57	Consulting Agreement, dated as of January 8, 2009, by and between Ruby Tuesday, Inc. and Global Partner Ships, Inc. (59)
10.58	Description of 2007 Cash Bonus Plan.* (60)
10.59	Distribution Agreement, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (61)
10.60
Amended and Restated Tax Allocation and Indemnification Agreement, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Custom Management Corporation of Pennsylvania, Custom Management Corporation, John C. Metz & Associates, Inc., Morrison International, Inc., Morrison Custom Management Corporation of Pennsylvania, Morrison Fresh Cooking, Inc., Ruby Tuesday, Inc., a Delaware corporation, Ruby Tuesday (Georgia), Inc., a Georgia corporation, Tias, Inc. and Morrison Health Care, Inc. (62)

10.61	Agreement Respecting Employee Benefit Matters, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (63)
10.62	Form of Non-Qualified Stock Option Award and Terms and Conditions (DSOP).* (64)
10.63	Form of Restricted Stock Award and Additional Terms and Conditions.* (65)
10.64	Trust Agreement (dated as of July 23, 2004) between Ruby Tuesday Inc. and U.S. Trust Company, N.A.* (66)
10.65
Master Distribution Agreement, dated as of December 8, 2006 and effective as of November 15, 2006, by and between Ruby Tuesday, Inc. and PFG Customized Distribution (portions of which have been redacted pursuant to a confidential treatment request filed with the SEC). (67)

10.66
Amended and Restated Revolving Credit Agreement, dated as of February 28, 2007, by and among Ruby Tuesday, Inc., the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender. (68)

10.67
First Amendment to Amended and Restated Revolving Credit Agreement, dated as of November 30, 2007, by and among Ruby Tuesday, Inc., the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender. (69)

Exhibit Number	Description
10.68
Limited Waiver Agreement to the Amended and Restated Revolving Credit Agreement, dated as of February 29, 2008, by and among Ruby Tuesday, Inc., the Lenders, the Guarantors, and Bank of America, N.A., as Administrative Agent for the Lenders. (70)

10.69
Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of May 22, 2008, by and among Ruby Tuesday, Inc., the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender. (71)

10.70
Amended and Restated Loan Facility Agreement and Guaranty by and among Ruby Tuesday, Inc., Bank of America, N.A., as Servicer, Amsouth Bank, as Documentation Agent, SunTrust Bank, as Co-Syndication Agent, Wachovia Bank N.A., as Co-Syndication Agent, and each of the participants party hereto dated as of November 19, 2004, Banc of America Securities LLC as Lead Arranger. (72)

10.71
First Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of September 8, 2006, by and among Ruby Tuesday, Inc., and Bank of America, N.A., as Servicer, and the Participants. (73)

10.72
Second Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of February 28, 2007, by and among Ruby Tuesday, Inc., the Participants, and Bank of America, N.A., as Servicer and Agent for the Participants. (74)

10.73
Third Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of November 30, 2007, by and among Ruby Tuesday, Inc., the Participants, and Bank of America, N.A., as Servicer and Agent for the Participants. (75)

10.74
Limited Waiver Agreement to the Amended and Restated Loan Facility Agreement and Guaranty, dated as of February 29, 2008, by and among Ruby Tuesday, Inc., the Guarantors, the Participants, and Bank of America, N.A., as Servicer and Agent for the Participants. (76)

10.75
Fourth Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of May 22, 2008, by and among Ruby Tuesday, Inc., the Participants, and Bank of America, N.A., as Servicer and Agent for the Participants. (77)

10.76	Amended and Restated Revolving Credit Note, Lender Commitment Agreement (dated as of November 7, 2005) and Commitment Schedule. (78)
10.77	Amended and Restated Note Purchase Agreement, dated as of May 22, 2008, by and among Ruby Tuesday, Inc. and the institutional investors thereto. (79)
10.78
Pledge Agreement, dated as of May 22, 2008, by and among Ruby Tuesday, Inc., the Pledgors and Bank of America, N.A., as Collateral Agent under the Intercreditor Agreement for the Secured Creditors. (80)

10.79
Intercreditor and Collateral Agency Agreement, dated as of May 22, 2008, by and among Bank of America, N.A., as Collateral Agent, Administrative Agent for the Revolving Credit Facility on behalf of the Revolving Credit Facility Lenders, Servicer for the Franchise Loan Facility on behalf of the Franchise Loan Facility Participants, and the Institutional Investors as Noteholders. (81)

10.80	Restricted Stock Award.* (82)
10.81	Restricted Stock Award (Beall).* (83)
10.82	Form of Director Restricted Stock Award.* (84)
10.83	Non-Qualified Stock Option Award (Beall).* (85)
10.84	First Amendment to the Ruby Tuesday, Inc. Non-Qualified Stock Option Award.* (86)
10.85	Indenture, dated December 31, 2007, to the Ruby Tuesday, Inc. Cafeteria Plan.* (87)
10.86	Indenture, dated December 31, 2007, to the Ruby Tuesday, Inc. Health Savings Account Plan. (88)
12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges. +
21.1	Subsidiaries of Ruby Tuesday, Inc. (89)
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

Exhibit Number	Description
23.2	Consent of Bryan Cave LLP (included in Exhibit 5).
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-1 for Senior Debt Indenture. +
25.2	Statement of Eligibility on Form T-1 for Subordinated Debt Indenture. +

Footnote	Description
*	Management contract or compensatory plan or arrangement.
+	To be filed by amendment.
(1)	Incorporated by reference to Exhibit of the same number to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(2)	Incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(3)	Incorporated by reference to Exhibit 10.1 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 3, 2007 (File No. 1-12454).
(4)	Incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2008 (File No. 1-12454).
(5)	Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(6)
Incorporated by reference to Exhibit 10(c) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 3, 1995 filed with the Securities and Exchange Commission on September 1, 1995 (File No. 1-12454).

(7)	Incorporated by reference to Exhibit 10.29 to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(8)
Incorporated by reference to Exhibit 10.6 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 3, 2003, filed with the Securities and Exchange Commission on August 15, 2003 (File No. 1-12454).

(9)
Incorporated by reference to Exhibit 99.5 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 15, 2003 by Ruby Tuesday, Inc. for the three month period ended December 3, 2002 (File No. 1-12454).

(10)
Incorporated by reference to Exhibit 10.8 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended May 31, 2005, filed with the Securities and Exchange Commission on August 2, 2005 (File No. 1-12454).

(11)
Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(12)	Incorporated by reference to Exhibit 10.8 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 3, 2007 (File No. 1-12454).
(13)
Incorporated by reference to Exhibit 10(h) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 5, 1993 (File No. 0-1750) and by reference to Exhibit 10.10 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 1, 2004, filed with the Securities and Exchange Commission on July 30, 2004 (File No. 1-12454).

(14)
Incorporated by reference to Exhibit 10.14 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 6, 2006, filed with the Securities and Exchange Commission on August 8, 2006 (File No. 1-12454).

(15)	Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month

Footnote	Description
period ended December 5, 2006 (File No. 1-12454).
(16)
Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(17)	Incorporated by reference to Exhibit 10(i) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 5, 1993 (File No. 0-1750).
(18)	Incorporated by reference to Exhibit 10(n) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 3, 1995 (File No. 1-12454).
(19)	Incorporated by reference to Exhibit 10.32 to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(20)
Incorporated by reference to Exhibit 10.14 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 3, 2003, filed with the Securities and Exchange Commission on August 15, 2003 (File No. 1-12454).

(21)
Incorporated by reference to Exhibit 10.15 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 3, 2003, filed with the Securities and Exchange Commission on August 15, 2003 (File No. 1-12454).

(22)
Incorporated by reference to Exhibit 10.41 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 5, 2001 filed with the Securities and Exchange Commission on August 31, 2001 (File No. 1-12454).

(23)
Incorporated by reference to Exhibit 99.5 to Form 10-Q filed with the Securities and Exchange Commission on January 10, 2005 by Ruby Tuesday, Inc. for the three month period ended November 30, 2004 (File No. 1-12454).

(24)
Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2007 by Ruby Tuesday, Inc. for the three month period ended March 6, 2007 (File No. 1-12454).

(25)
Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2007 by Ruby Tuesday, Inc. for the three month period ended March 6, 2007 (File No. 1-12454).

(26)	Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 9, 2009 (File No. 1-12454).
(27)	Incorporated by reference to Exhibit 10(q) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 3, 1989 (File No. 0-1750).
(28)	Incorporated by reference to Exhibit 10(a)(a) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 4, 1994 (File No. 1-12454).
(29)
Incorporated by reference to Exhibit 10.25 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 3, 2003, filed with the Securities and Exchange Commission on August 15, 2003 (File No. 1-12454).

(30)
Incorporated by reference to Exhibit 99.2 to Form 10-Q filed with the Securities and Exchange Commission on January 10, 2005 by Ruby Tuesday, Inc. for the three month period ended November 30, 2004 (File No. 1-12454).

(31)
Incorporated by reference to Exhibit 99.1 to Form 10-Q filed with the Securities and Exchange Commission on January 10, 2005 by Ruby Tuesday, Inc. for the three month period ended November 30, 2004 (File No. 1-12454).

(32)
Incorporated by reference to Exhibit 99.1 to Form 10-Q filed with the Securities and Exchange Commission on October 18, 2000 by Ruby Tuesday, Inc. for the three month period ended September 3, 2000 (File No. 1-12454).

(33)
Incorporated by reference to Exhibit 99.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 18, 2000 by Ruby Tuesday, Inc. for the three month period ended September 3, 2000 (File No. 1-12454).

Footnote	Description
(34)
Incorporated by reference to Exhibit 10.43 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 5, 2001 filed with the Securities and Exchange Commission on August 31, 2001 (File No. 1-12454).

(35)
Incorporated by reference to Exhibit 99.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 19, 2002 by Ruby Tuesday, Inc. for the three month period ended March 5, 2002 (File No. 1-12454).

(36)
Incorporated by reference to Exhibit 99.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 15, 2003 by Ruby Tuesday, Inc. for the three month period ended December 3, 2002 (File No. 1-12454).

(37)
Incorporated by reference to Exhibit 99.4 to Form 10-Q filed with the Securities and Exchange Commission on January 10, 2005 by Ruby Tuesday, Inc. for the three month period ended November 30, 2004 (File No. 1-12454).

(38)
Incorporated by reference to Exhibit 10.42 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 6, 2006, filed with the Securities and Exchange Commission on August 8, 2006 (File No. 1-12454).

(39)
Incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(40)	Incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 4, 2008 (File No. 1-12454).
(41)	Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(42)
Incorporated by reference to Exhibit 10.44 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 5, 2001 filed with the Securities and Exchange Commission on August 31, 2001 (File No. 1-12454).

(43)
Incorporated by reference to Exhibit 10.58 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 4, 2002 filed with the Securities and Exchange Commission on August 29, 2002 (File No. 1-12454).

(44)
Incorporated by reference to Exhibit 99.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 15, 2003 by Ruby Tuesday, Inc. for the three month period ended December 3, 2002 (File No. 1-12454).

(45)	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2005 (File No. 1-12454).
(46)
Incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(47)	Incorporated by reference to Exhibit 10.40 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 3, 2007 (File No. 1-12454).
(48)	Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(49)	Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(50)	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2005 (File No. 1-12454).
(51)	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2005 (File No. 1-12454).
(52)	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2005 (File No. 1-12454).
(53)	Incorporated by reference to Exhibit 99.1 to Quarterly Report on Form 10-Q filed with the

Footnote	Description
Securities and Exchange Commission on January 19, 2000 by Ruby Tuesday, Inc. for the three month period ended December 5, 1999 (File No. 1-12454).
(54)
Incorporated by reference to Exhibit 99.7 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 15, 2003 by Ruby Tuesday, Inc. for the three month period ended December 3, 2002 (File No. 1-12454).

(55)	Incorporated by reference to Exhibit 10.49 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 4, 2008 (File No. 1-12454).
(56)	Incorporated by reference to Exhibit 10.50 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 4, 2008 (File No. 1-12454).
(57)	Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 9, 2008 (File No. 1-12454).
(58)	Incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(59)	Incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(60)	Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on July 14, 2006 by Ruby Tuesday, Inc. (File No. 1-12454).
(61)	Incorporated by reference to Exhibit 10.23 to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(62)	Incorporated by reference to Exhibit 10.24 to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(63)	Incorporated by reference to Exhibit 10.25 to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(64)	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2005 (File No. 1-12454).
(65)	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2005 (File No. 1-12454).
(66)
Incorporated by reference to Exhibit 99.3 to Form 10-Q filed with the Securities and Exchange Commission on January 10, 2005 by Ruby Tuesday, Inc. for the three month period ended November 30, 2004 (File No. 1-12454).

(67)
Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(68)	Incorporated by reference to Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on March 5, 2007 (File No. 1-12454).
(69)	Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 10, 2008 (File No. 1-12454).
(70)	Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2008 (File No. 1-12454).
(71)	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008 (File No. 1-12454).
(72)	Incorporated by reference to Exhibit 10.2 to Form 8-K filed with the Securities and Exchange Commission on November 24, 2004 (File No. 1-12454).
(73)	Incorporated by reference to Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on September 14, 2006 (File No. 1-12454).
(74)	Incorporated by reference to Exhibit 10.2 to Form 8-K filed with the Securities and Exchange Commission on March 5, 2007 (File No. 1-12454).
(75)	Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the

Footnote	Description
Securities and Exchange Commission on January 10, 2008 (File No. 1-12454).
(76)	Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2008 (File No. 1-12454).
(77)	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008 (File No. 1-12454).
(78)
Incorporated by reference to Exhibit 99.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2006 by Ruby Tuesday, Inc. for the three month period ended November 29, 2005 (File No. 1-12454).

(79)	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008 (File No. 1-12454).
(80)	Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008 (File No. 1-12454).
(81)	Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008 (File No. 1-12454).
(82)	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2007 (File No. 1-12454).
(83)	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2007 (File No. 1-12454).
(84)	Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 10, 2008 (File No. 1-12454).
(85)	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2007 (File No. 1-12454).
(86)	Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2007 ( File No. 1-12454).
(87)	Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2008 (File No. 1-12454).
(88)	Incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2008 (File No. 1-12454).
(89)	Incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 4, 2008 (File No. 1-12454).

Item 17.  Undertakings

The undersigned hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5.      The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on the 22nd day of May, 2009.

Ruby Tuesday, Inc.

By:	/s/ Marguerite N. Duffy
	Name:	Marguerite N. Duffy
	Title:	SVP, Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marguerite N. Duffy and Scarlett May, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Samuel E. Beall, III	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Samuel E. Beall, III		May 22, 2009
/s/ Marguerite N. Duffy	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Marguerite N. Duffy		May 22, 2009
/s/ Claire L. Arnold	Director
Claire L. Arnold		May 22, 2009
/s/ Kevin T. Clayton	Director
Kevin T. Clayton		May 22, 2009
/s/ James A. Haslam	Director
James A. Haslam		May 22, 2009
/s/ Bernard Lanigan Jr.	Director
Bernard Lanigan Jr.		May 22, 2009
/s/ R. Brad Martin	Director
R. Brad Martin		May 22, 2009
/s/ Dr. Donald Ratajczak	Director
Dr. Donald Ratajczak		May 22, 2009
/s/ Stephen I. Sadove	Director
Stephen I. Sadove		May 22, 2009

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation, as amended, of Ruby Tuesday, Inc. (1)
3.2	Bylaws, as amended, of Ruby Tuesday, Inc. (2)
4.1	Specimen Common Stock Certificate. (1)
4.2	Form of Senior Debt Indenture. +
4.3	Form of Subordinated Debt Indenture. +
4.4	Form of Senior Note. +
4.5	Form of Subordinated Note. +
4.6	Form of Preferred Stock Certificate. +
5	Opinion of Bryan Cave LLP.
10.1	Ruby Tuesday, Inc. Executive Supplemental Pension Plan, amended and restated as of January 1, 2007.* (3)
10.2	First Amendment, dated as of April 2, 2008, to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007).* (4)
10.3	Second Amendment, dated as of December 31, 2008 to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007).* (5)
10.4	Morrison Restaurants Inc. Stock Incentive and Deferred Compensation Plan for Directors together with First Amendment, dated as of June 29, 1995.* (6)
10.5	Form of Second Amendment to Stock Incentive and Deferred Compensation Plan for Directors.* (7)
10.6	Form of Third Amendment to Stock Incentive and Deferred Compensation Plan for Directors.* (8)
10.7	Fourth Amendment, dated as of July 8, 2002, to the Stock Incentive and Deferred Compensation Plan for Directors.* (9)
10.8	Fifth Amendment, dated as of July 6, 2005, to the Stock Incentive and Deferred Compensation Plan for Directors.* (10)
10.9	Sixth Amendment, dated as of July 11, 2006, to the Stock Incentive and Deferred Compensation Plan for Directors.* (11)
10.10	Seventh Amendment, dated as of July 11, 2007, to the Stock Incentive and Deferred Compensation Plan for Directors.* (12)
10.11	Ruby Tuesday, Inc. 2003 Stock Incentive Plan (formerly the 1996 Non-Executive Stock Incentive Plan (formerly the Morrison Restaurants Inc. 1993 Non-Executive Stock Incentive Plan)).* (13)
10.12	First Amendment, dated as of July 6, 2005, to the 2003 Stock Incentive Plan.* (14)
10.13	Second Amendment, dated as of July 11, 2006, to the 2003 Stock Incentive Plan.* (15)
10.14	Ruby Tuesday, Inc. 2006 Executive Incentive Compensation Plan.* (16)
10.15
Morrison Restaurants Inc. Deferred Compensation Plan, as restated effective January 1, 1994, together with amended and restated Trust Agreement, dated as of December 1, 1992, to Deferred Compensation Plan.* (17)

10.16	Morrison Restaurants Inc. Management Retirement Plan together with First Amendment, dated as of June 30, 1994 and Second Amendment, dated as of July 31, 1995.* (18)
10.17	Form of Third Amendment to Management Retirement Plan.* (19)
10.18	Form of Fourth Amendment to Management Retirement Plan.* (20)
10.19	Form of Fifth Amendment to Management Retirement Plan.* (21)
10.20	Sixth Amendment, dated as of April 9, 2001, to the Ruby Tuesday, Inc. Management Retirement Plan.* (22)

Exhibit Number	Description
10.21	Seventh Amendment (dated as of October 5, 2004) to the Ruby Tuesday, Inc. Management Retirement Plan.* (23)
10.22	Morrison Retirement Plan, as amended and restated effective January 1, 2005, to reflect the First through Seventh Amendments, respectively.* (24)
10.23	First Amendment dated as of January 9, 2007 to the Morrison Retirement Plan.* (25)
10.24	Second Amendment dated as of February 17, 2009, to the Morrison Retirement Plan.* (26)
10.25	Executive Group Life and Executive Accidental Death and Dismemberment Plan.* (27)
10.26	Morrison Restaurants Inc. Executive Life Insurance Plan.* (28)
10.27	Form of First Amendment to the Morrison Restaurants Inc. Executive Life Insurance Plan.* (29)
10.28	Second Amendment (dated as of January 1, 2004) to the Ruby Tuesday Inc. Executive Life Insurance Plan (formerly the Morrison Restaurants Inc. Executive Life Insurance Plan).* (30)
10.29	Ruby Tuesday Inc. Executive Life Insurance Premium Plan dated as of January 1, 2004.* (31)
10.30	Ruby Tuesday, Inc. 1996 Stock Incentive Plan, restated as of September 30, 1999.* (32)
10.31	First Amendment, dated as of July 10, 2000, to the restated Ruby Tuesday, Inc. 1996 Stock Incentive Plan.* (33)
10.32	Indenture, dated as of April 9, 2001, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (34)
10.33	First Amendment, dated as of February 11, 2002, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (35)
10.34	Second Amendment, dated as of December 9, 2002, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (36)
10.35	Third Amendment, dated as of December 8, 2004, to the Ruby Tuesday, Inc. Salary Deferral Plan (formerly the Morrison Restaurants Inc. Salary Deferral Plan).* (37)
10.36	Fourth Amendment, dated as of December 8, 2005, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (38)
10.37	Fifth Amendment, dated as of December 14, 2006, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (39)
10.38	Sixth Amendment, dated as of July 8, 2008, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (40)
10.39	Seventh Amendment, dated as of December 30, 2008, to the Ruby Tuesday, Inc. Salary Deferral Plan.* (41)
10.40	Ruby Tuesday, Inc. Deferred Compensation Plan Trust Agreement restated as of June 1, 2001.* (42)
10.41	First Amendment, dated as of June 10, 2002, to the Ruby Tuesday, Inc. Deferred Compensation Plan Trust Agreement.* (43)
10.42	Ruby Tuesday, Inc. Restated Deferred Compensation Plan, dated as of November 26, 2002.* (44)
10.43	Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.* (45)
10.44	First Amendment, dated as of December 14, 2006, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.* (46)
10.45	Second Amendment, dated as of July 11, 2007, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.* (47)
10.46	Third Amendment, dated as of December 30, 2008, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.* (48)
10.47	Fourth Amendment, dated as of December 31, 2008, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.* (49)
10.48	Form of Non-Qualified Stock Option Award and Terms and Conditions (ESOP).* (50)
10.49	Form of Non-Qualified Stock Option Award and Terms and Conditions (MSOP).* (51)

Exhibit Number	Description
10.50	Form of Non-Qualified Stock Option Award and Terms and Conditions (Beall).* (52)
10.51	Employment Agreement dated as of June 19, 1999, by and between Ruby Tuesday, Inc. and Samuel E. Beall, III.* (53)
10.52	First Amendment, dated as of January 9, 2003, to Employment Agreement by and between Ruby Tuesday, Inc. and Samuel E. Beall, III.* (54)
10.53	Second Amendment, dated as of July 18, 2008, to Employment Agreement by and between Ruby Tuesday, Inc. and Samuel E. Beall, III.* (55)
10.54	Third Amendment, dated as of July 29, 2008, to Employment Agreement by and between Ruby Tuesday, Inc. and Samuel E. Beall, III.* (56)
10.55	Fourth Amendment, dated as of October 8, 2008, to Employment Agreement by and between Ruby Tuesday, Inc. and Samuel E. Beall, III.* (57)
10.56	Severance Agreement, dated as of January 8, 2009, by and between Ruby Tuesday, Inc. and Mark Ingram.* (58)
10.57	Consulting Agreement, dated as of January 8, 2009, by and between Ruby Tuesday, Inc. and Global Partner Ships, Inc. (59)
10.58	Description of 2007 Cash Bonus Plan.* (60)
10.59	Distribution Agreement, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (61)
10.60
Amended and Restated Tax Allocation and Indemnification Agreement, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Custom Management Corporation of Pennsylvania, Custom Management Corporation, John C. Metz & Associates, Inc., Morrison International, Inc., Morrison Custom Management Corporation of Pennsylvania, Morrison Fresh Cooking, Inc., Ruby Tuesday, Inc., a Delaware corporation, Ruby Tuesday (Georgia), Inc., a Georgia corporation, Tias, Inc. and Morrison Health Care, Inc. (62)

10.61	Agreement Respecting Employee Benefit Matters, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (63)
10.62	Form of Non-Qualified Stock Option Award and Terms and Conditions (DSOP).* (64)
10.63	Form of Restricted Stock Award and Additional Terms and Conditions.* (65)
10.64	Trust Agreement (dated as of July 23, 2004) between Ruby Tuesday Inc. and U.S. Trust Company, N.A.* (66)
10.65
Master Distribution Agreement, dated as of December 8, 2006 and effective as of November 15, 2006, by and between Ruby Tuesday, Inc. and PFG Customized Distribution (portions of which have been redacted pursuant to a confidential treatment request filed with the SEC). (67)

10.66
Amended and Restated Revolving Credit Agreement, dated as of February 28, 2007, by and among Ruby Tuesday, Inc., the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender. (68)

10.67
First Amendment to Amended and Restated Revolving Credit Agreement, dated as of November 30, 2007, by and among Ruby Tuesday, Inc., the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender. (69)

10.68
Limited Waiver Agreement to the Amended and Restated Revolving Credit Agreement, dated as of February 29, 2008, by and among Ruby Tuesday, Inc., the Lenders, the Guarantors, and Bank of America, N.A., as Administrative Agent for the Lenders. (70)

10.69
Second Amendment to Amended and Restated Revolving Credit Agreement, dated as of May 22, 2008, by and among Ruby Tuesday, Inc., the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank and Swingline Lender. (71)

Exhibit Number	Description
10.70
Amended and Restated Loan Facility Agreement and Guaranty by and among Ruby Tuesday, Inc., Bank of America, N.A., as Servicer, Amsouth Bank, as Documentation Agent, SunTrust Bank, as Co-Syndication Agent, Wachovia Bank N.A., as Co-Syndication Agent, and each of the participants party hereto dated as of November 19, 2004, Banc of America Securities LLC as Lead Arranger. (72)

10.71
First Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of September 8, 2006, by and among Ruby Tuesday, Inc., and Bank of America, N.A., as Servicer, and the Participants. (73)

10.72
Second Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of February 28, 2007, by and among Ruby Tuesday, Inc., the Participants, and Bank of America, N.A., as Servicer and Agent for the Participants. (74)

10.73
Third Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of November 30, 2007, by and among Ruby Tuesday, Inc., the Participants, and Bank of America, N.A., as Servicer and Agent for the Participants. (75)

10.74
Limited Waiver Agreement to the Amended and Restated Loan Facility Agreement and Guaranty, dated as of February 29, 2008, by and among Ruby Tuesday, Inc., the Guarantors, the Participants, and Bank of America, N.A., as Servicer and Agent for the Participants. (76)

10.75
Fourth Amendment to Amended and Restated Loan Facility Agreement and Guaranty, dated as of May 22, 2008, by and among Ruby Tuesday, Inc., the Participants, and Bank of America, N.A., as Servicer and Agent for the Participants. (77)

10.76	Amended and Restated Revolving Credit Note, Lender Commitment Agreement (dated as of November 7, 2005) and Commitment Schedule. (78)
10.77	Amended and Restated Note Purchase Agreement, dated as of May 22, 2008, by and among Ruby Tuesday, Inc. and the institutional investors thereto. (79)
10.78
Pledge Agreement, dated as of May 22, 2008, by and among Ruby Tuesday, Inc., the Pledgors and Bank of America, N.A., as Collateral Agent under the Intercreditor Agreement for the Secured Creditors. (80)

10.79
Intercreditor and Collateral Agency Agreement, dated as of May 22, 2008, by and among Bank of America, N.A., as Collateral Agent, Administrative Agent for the Revolving Credit Facility on behalf of the Revolving Credit Facility Lenders, Servicer for the Franchise Loan Facility on behalf of the Franchise Loan Facility Participants, and the Institutional Investors as Noteholders. (81)

10.80	Restricted Stock Award.* (82)
10.81	Restricted Stock Award (Beall).* (83)
10.82	Form of Director Restricted Stock Award.* (84)
10.83	Non-Qualified Stock Option Award (Beall).* (85)
10.84	First Amendment to the Ruby Tuesday, Inc. Non-Qualified Stock Option Award.* (86)
10.85	Indenture, dated December 31, 2007, to the Ruby Tuesday, Inc. Cafeteria Plan.* (87)
10.86	Indenture, dated December 31, 2007, to the Ruby Tuesday, Inc. Health Savings Account Plan. (88)
12.1	Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges. +
21.1	Subsidiaries of Ruby Tuesday, Inc. (89)
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Bryan Cave LLP (included in Exhibit 5).
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility on Form T-1 for Senior Debt Indenture. +
25.2	Statement of Eligibility on Form T-1 for Subordinated Debt Indenture. +

Footnote	Description
*	Management contract or compensatory plan or arrangement.
+	To be filed by amendment.
(1)	Incorporated by reference to Exhibit of the same number to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(2)	Incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(3)	Incorporated by reference to Exhibit 10.1 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 3, 2007 (File No. 1-12454).
(4)	Incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2008 (File No. 1-12454).
(5)	Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(6)
Incorporated by reference to Exhibit 10(c) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 3, 1995 filed with the Securities and Exchange Commission on September 1, 1995 (File No. 1-12454).

(7)	Incorporated by reference to Exhibit 10.29 to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(8)
Incorporated by reference to Exhibit 10.6 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 3, 2003, filed with the Securities and Exchange Commission on August 15, 2003 (File No. 1-12454).

(9)
Incorporated by reference to Exhibit 99.5 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 15, 2003 by Ruby Tuesday, Inc. for the three month period ended December 3, 2002 (File No. 1-12454).

(10)
Incorporated by reference to Exhibit 10.8 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended May 31, 2005, filed with the Securities and Exchange Commission on August 2, 2005 (File No. 1-12454).

(11)
Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(12)	Incorporated by reference to Exhibit 10.8 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 3, 2007 (File No. 1-12454).
(13)
Incorporated by reference to Exhibit 10(h) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 5, 1993 (File No. 0-1750) and by reference to Exhibit 10.10 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 1, 2004, filed with the Securities and Exchange Commission on July 30, 2004 (File No. 1-12454).

(14)
Incorporated by reference to Exhibit 10.14 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 6, 2006, filed with the Securities and Exchange Commission on August 8, 2006 (File No. 1-12454).

(15)
Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(16)
Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(17)	Incorporated by reference to Exhibit 10(i) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 5, 1993 (File No. 0-1750).
(18)	Incorporated by reference to Exhibit 10(n) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 3, 1995 (File No. 1-12454).
(19)	Incorporated by reference to Exhibit 10.32 to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).

Footnote	Description
(20)
Incorporated by reference to Exhibit 10.14 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 3, 2003, filed with the Securities and Exchange Commission on August 15, 2003 (File No. 1-12454).

(21)
Incorporated by reference to Exhibit 10.15 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 3, 2003, filed with the Securities and Exchange Commission on August 15, 2003 (File No. 1-12454).

(22)
Incorporated by reference to Exhibit 10.41 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 5, 2001 filed with the Securities and Exchange Commission on August 31, 2001 (File No. 1-12454).

(23)
Incorporated by reference to Exhibit 99.5 to Form 10-Q filed with the Securities and Exchange Commission on January 10, 2005 by Ruby Tuesday, Inc. for the three month period ended November 30, 2004 (File No. 1-12454).

(24)
Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2007 by Ruby Tuesday, Inc. for the three month period ended March 6, 2007 (File No. 1-12454).

(25)
Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2007 by Ruby Tuesday, Inc. for the three month period ended March 6, 2007 (File No. 1-12454).

(26)	Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 9, 2009 (File No. 1-12454).
(27)	Incorporated by reference to Exhibit 10(q) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 3, 1989 (File No. 0-1750).
(28)	Incorporated by reference to Exhibit 10(a)(a) to Annual Report on Form 10-K of Morrison Restaurants Inc. for the fiscal year ended June 4, 1994 (File No. 1-12454).
(29)
Incorporated by reference to Exhibit 10.25 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 3, 2003, filed with the Securities and Exchange Commission on August 15, 2003 (File No. 1-12454).

(30)
Incorporated by reference to Exhibit 99.2 to Form 10-Q filed with the Securities and Exchange Commission on January 10, 2005 by Ruby Tuesday, Inc. for the three month period ended November 30, 2004 (File No. 1-12454).

(31)
Incorporated by reference to Exhibit 99.1 to Form 10-Q filed with the Securities and Exchange Commission on January 10, 2005 by Ruby Tuesday, Inc. for the three month period ended November 30, 2004 (File No. 1-12454).

(32)
Incorporated by reference to Exhibit 99.1 to Form 10-Q filed with the Securities and Exchange Commission on October 18, 2000 by Ruby Tuesday, Inc. for the three month period ended September 3, 2000 (File No. 1-12454).

(33)
Incorporated by reference to Exhibit 99.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 18, 2000 by Ruby Tuesday, Inc. for the three month period ended September 3, 2000 (File No. 1-12454).

(34)
Incorporated by reference to Exhibit 10.43 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 5, 2001 filed with the Securities and Exchange Commission on August 31, 2001 (File No. 1-12454).

(35)
Incorporated by reference to Exhibit 99.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 19, 2002 by Ruby Tuesday, Inc. for the three month period ended March 5, 2002 (File No. 1-12454).

(36)
Incorporated by reference to Exhibit 99.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 15, 2003 by Ruby Tuesday, Inc. for the three month period ended December 3, 2002 (File No. 1-12454).

Footnote	Description
(37)
Incorporated by reference to Exhibit 99.4 to Form 10-Q filed with the Securities and Exchange Commission on January 10, 2005 by Ruby Tuesday, Inc. for the three month period ended November 30, 2004 (File No. 1-12454).

(38)
Incorporated by reference to Exhibit 10.42 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 6, 2006, filed with the Securities and Exchange Commission on August 8, 2006 (File No. 1-12454).

(39)
Incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(40)	Incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 4, 2008 (File No. 1-12454).
(41)	Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(42)
Incorporated by reference to Exhibit 10.44 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 5, 2001 filed with the Securities and Exchange Commission on August 31, 2001 (File No. 1-12454).

(43)
Incorporated by reference to Exhibit 10.58 to Annual Report on Form 10-K of Ruby Tuesday, Inc. for the fiscal year ended June 4, 2002 filed with the Securities and Exchange Commission on August 29, 2002 (File No. 1-12454).

(44)
Incorporated by reference to Exhibit 99.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 15, 2003 by Ruby Tuesday, Inc. for the three month period ended December 3, 2002 (File No. 1-12454).

(45)	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 18, 2005 (File No. 1-12454).
(46)
Incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(47)	Incorporated by reference to Exhibit 10.40 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 3, 2007 (File No. 1-12454).
(48)	Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(49)	Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(50)	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2005 (File No. 1-12454).
(51)	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2005 (File No. 1-12454).
(52)	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2005 (File No. 1-12454).
(53)
Incorporated by reference to Exhibit 99.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 19, 2000 by Ruby Tuesday, Inc. for the three month period ended December 5, 1999 (File No. 1-12454).

(54)
Incorporated by reference to Exhibit 99.7 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 15, 2003 by Ruby Tuesday, Inc. for the three month period ended December 3, 2002 (File No. 1-12454).

(55)	Incorporated by reference to Exhibit 10.49 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 4, 2008 (File No. 1-12454).
(56)	Incorporated by reference to Exhibit 10.50 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 4, 2008 (File No. 1-12454).

Footnote	Description
(57)	Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 9, 2008 (File No. 1-12454).
(58)	Incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(59)	Incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2009 (File No. 1-12454).
(60)	Incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on July 14, 2006 by Ruby Tuesday, Inc. (File No. 1-12454).
(61)	Incorporated by reference to Exhibit 10.23 to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(62)	Incorporated by reference to Exhibit 10.24 to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(63)	Incorporated by reference to Exhibit 10.25 to Form 8-B filed with the Securities and Exchange Commission on March 15, 1996 by Ruby Tuesday, Inc. (File No. 1-12454).
(64)	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2005 (File No. 1-12454).
(65)	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2005 (File No. 1-12454).
(66)
Incorporated by reference to Exhibit 99.3 to Form 10-Q filed with the Securities and Exchange Commission on January 10, 2005 by Ruby Tuesday, Inc. for the three month period ended November 30, 2004 (File No. 1-12454).

(67)
Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2007 by Ruby Tuesday, Inc. for the three month period ended December 5, 2006 (File No. 1-12454).

(68)	Incorporated by reference to Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on March 5, 2007 (File No. 1-12454).
(69)	Incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 10, 2008 (File No. 1-12454).
(70)	Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2008 (File No. 1-12454).
(71)	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008 (File No. 1-12454).
(72)	Incorporated by reference to Exhibit 10.2 to Form 8-K filed with the Securities and Exchange Commission on November 24, 2004 (File No. 1-12454).
(73)	Incorporated by reference to Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on September 14, 2006 (File No. 1-12454).
(74)	Incorporated by reference to Exhibit 10.2 to Form 8-K filed with the Securities and Exchange Commission on March 5, 2007 (File No. 1-12454).
(75)	Incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 10, 2008 (File No. 1-12454).
(76)	Incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2008 (File No. 1-12454).
(77)	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008 (File No. 1-12454).
(78)
Incorporated by reference to Exhibit 99.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 9, 2006 by Ruby Tuesday, Inc. for the three month period ended November 29, 2005 (File No. 1-12454).

(79)	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008 (File No. 1-12454).

Footnote	Description
(80)	Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008 (File No. 1-12454).
(81)	Incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2008 (File No. 1-12454).
(82)	Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2007 (File No. 1-12454).
(83)	Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2007 (File No. 1-12454).
(84)	Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on January 10, 2008 (File No. 1-12454).
(85)	Incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2007 (File No. 1-12454).
(86)	Incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2007 ( File No. 1-12454).
(87)	Incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2008 (File No. 1-12454).
(88)	Incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 11, 2008 (File No. 1-12454).
(89)	Incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 4, 2008 (File No. 1-12454).